EXHIBIT 21




                         SUBSIDIARIES OF THE REGISTRANT




PARENT
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Kentucky National Bancorp, Inc.


                                           STATE OR OTHER
                                           JURISDICTION OF           PERCENTAGE
SUBSIDIARIES                               INCORPORATION             OWNERSHIP
------------                               ---------------           ----------

Kentucky National Bank                     United States               100%